                                                                    EXHIBIT 99.6



                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                          INDEX TO FINANCIAL STATEMENTS



                                                                                       PAGE

INTRODUCTORY NOTE....................................................................   F-2
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
   Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2003...............   F-3
   Pro Forma Condensed Consolidated Income Statements for the three months
       ended March 31, 2003 and the year ended December 31, 2002.....................   F-4
   Notes to Pro Forma Condensed Consolidated Financial Statements....................   F-6



                               UNAUDITED PRO FORMA

                       CONSOLIDATED FINANCIAL INFORMATION

         The following unaudited pro forma consolidated financial information sets forth:

         o the historical financial information as of March 31, 2003, for the three months ended March 31, 2003 and for the year ended December 31, 2002 derived from PREIT's and Crown's audited and unaudited financial statements;

         o adjustments to give effect to the acquisition of six enclosed shopping malls from the Rouse Company that took place in the second quarter of 2003 (the "Completed Transactions");

         o the sale of 15 wholly-owned multifamily properties and the interests in two joint ventures owning multifamily properties that took place in the second and third quarters of 2003

         o adjustments to give effect to the merger of Crown with and into PREIT, including (i) the acquisition of the assets and liabilities of Crown American, including 26 wholly-owned enclosed shopping malls and a 50% partnership interest in a shopping mall, (ii) the issuance of 11,512,780 PREIT shares of beneficial interest, (iii) the issuance of 2,475,000 PREIT preferred shares, and (iv) the issuance of 2,044,511 Operating Partnership units; and

         o The pro forma, as adjusted, unaudited condensed consolidated balance sheet as of March 31, 2003 and the pro forma, as adjusted, unaudited condensed consolidated combined statement of income for the three months ended March 31, 2003 and for the year ended December 31, 2002, as adjusted to give effect to PREIT's recently completed transactions and the merger of Crown with and into PREIT.

         The unaudited pro forma condensed consolidated financial information is presented for information purposes only, and PREIT management does not expect that this information will reflect PREIT's future results of operations or financial position. The unaudited pro forma adjustments are based on available information and upon assumptions that PREIT believes are reasonable. The purchase accounting allocations made by management in connection with the unaudited pro forma financial information are based on the assumptions and estimates of management, and are subject to reallocation when the final purchase accounting takes place after the completion of the merger of Crown with and into PREIT. The unaudited pro forma condensed consolidated financial information assumes that the completed transactions and the merger of Crown with and into PREIT were completed as of March 31, 2003 for the purposes of the unaudited pro forma condensed consolidated balance sheet and as of the beginning of the periods presented for purposes of the unaudited pro forma condensed consolidated statements of income.

 Pennsylvania Real Estate Investment Trust Pro Forma Condensed Consolidated
                    Balance Sheet As of March 31, 2003
                               (Unaudited)
                             (In thousands)


                                                              MULTI-                                                     COMPANY PRO
                                     PREIT          ROUSE     FAMILY        PREIT          CROWN           PRO FORMA        FORMA AS
                             HISTORICAL(a)  PROPERTIES(b)     SALES      ADJUSTED   HISTORICAL(g)   ADJUSTMENTS(h)(i)       ADJUSTED

ASSETS
Investments in real
   estate, net:...........      $404,128    $512,268 (c)        $--      $916,396      $784,441       $520,266 (j)      $2,221,103

Investments in and
   advances to
   partnerships and joint
   ventures, at equity....        25,556         --           2,712 (f)    28,268        2,958          (3,137)(k)          28,089

                                 429,684     512,268          2,712       944,664      787,399         517,129           2,249,192
Other assets:

Assets held for sale......       205,021          --       (205,021)(f)        --          --               --                  --

Cash and cash equivalents.         8,115      (1,259)(d)         --         6,856       19,118             340 (i)          26,314

Rents and sundry
   receivables............         9,829         975 (d)      1,350 (f)    12,154       15,489          (8,633)(l)        19,010

Deferred costs, prepaid
   real estate taxes and
   expenses, net..........        46,598      42,137 (d)     (7,638)(f)    81,097       14,979          59,707 (m)       155,783

                                $699,247    $554,121      $(208,597)   $1,044,771     $836,985        $568,543        $2,450,299



LIABILITIES AND
   SHAREHOLDERS' EQUITY

Mortgage notes payable....      $126,193    $379,413 (d)       $--       $505,606     $753,705          $7,720 (n)    $1,267,031

Bank loans payable........       146,900     140,547 (d)   (205,839)(f)    81,608           --          72,528 (n)       154,136

Liabilities related to
   assets held for sale...       190,679          --       (190,679)(f)        --           --              --                --

Tenants' deposits and
   deferred rents.........         1,633       3,284 (d)         --         4,917           --              155 (i)        5,072

Accrued expenses and
   other liabilities......        16,172       8,386 (d)     4,525 (f)     29,083       36,548           41,129 (o)      106,760

                                 481,577     531,630      (391,993)       621,214      790,253          121,532        1,532,999
Minority interest:
Minority interest in
   properties.............            --       5,347 (d)        --          5,347           --           39,234 (p)       44,581
Minority interest in
   Operating Partnership..        32,236      17,144 (e)        --         49,380         (525)          57,771 (p)      106,626

Total Minority interest...        32,236      22,491            --         54,727         (525)          97,005          151,207

Shareholders' equity:
Preferred Shares..........                                                     --           25               -- (p)           25
Shares of beneficial
   interest...............        16,754          --            --         16,754          320           11,193 (p)       28,267
Capital contributed in
   excess of par..........       218,158          --            --        218,158      349,998           43,509 (p)      611,665
Deferred compensation.....        (3,579)         --            --         (3,579)          --               --           (3,579)
Accumulated other
   comprehensive loss.....        (3,845)         --            --         (3,845)          --               --           (3,845)
Retained earnings
   (distributions in
   excess of net income)..       (42,054)         --       183,396 (f)    141,342     (303,086)         295,304 (p)      133,560

Total shareholders' equity       185,434          --       183,396        368,830       47,257          350,006          766,093

                                $699,247    $554,121     $(208,597)    $1,044,771     $836,985         $568,543       $2,450,299




   Pennsylvania Real Estate Investment Trust Pro Forma Condensed Consolidated
         Statement of Income For the Three Months Ended March 31, 2003
                                  (Unaudited)
                    (In thousands, except per share amounts)

                                                            COMPLETED
                                                         TRANSACTIONS                                                       COMPANY
                                    PREIT     COMPLETED     PRO FORMA       PREIT           CROWN            PRO FORMA  PRO FORMA AS
                            HISTORICAL(q)  TRANSACTIONS   ADJUSTMENTS    ADJUSTED    HISTORICAL(x)   ADJUSTMENTS(y)(z)      ADJUSTED

REVENUES
Real estate revenue
   Base rent...............         $11,924   $15,069 (r)      $376 (s)    $27,369         $32,967           $1,661 (aa)    $61,997
   Expense reimbursements..           3,902    10,113 (r)            --     14,015          14,974              405 (bb)     29,394
   Percentage rent.........             273       497 (r)            --        770           1,716                8 (cc)      2,494
   Lease termination
      revenue..............             259        84 (r)            --        343              --               --             343
   Other real estate
      revenue..............             334       588 (r)            --        922              --               45 (dd)        967

Total real estate revenue..          16,692    26,351               376     43,419          49,657            2,119          95,195
Management company revenue.           2,181        --              (233)(t)  1,948             780              (67)(ee)      2,661
Interest and other income..             142        --                --        142                               --             142

      Total revenues.......          19,015    26,351               143     45,509          50,437            2,052          97,998

EXPENSES
Property operating expenses           4,899    12,278 (r)           115 (t) 17,292          19,595              462 (ff)     37,349
Depreciation and
   amortization............           3,513        --             5,158 (u)  8,671          11,671               23 (gg)     20,365
General and administrative
   expenses................           6,326        --                --      6,326           2,848             (123)(hh)      9,051
Interest expense...........           4,046        --             7,250 (v) 11,296          12,668           (2,488)(ii)     21,476

      Total expenses.......          18,784    12,278            12,523     43,585          46,782           (2,126)         88,241

                                        231    14,073           (12,380)     1,924           3,655            4,178           9,757
Equity in income of
   partnerships and joint
   ventures................           1,593        --                --      1,593              --             (206)(y)       1,387
Gains on sales of
   interests in real estate           1,191        --                --      1,191              54               --           1,245

Income from continuing
   operations before
   minority interest.......           3,015    14,073           (12,380)     4,708           3,709            3,972          12,389
Minority interest in
   properties..............              --        --              (310)(w)   (310)             --               --            (310)
Minority interest in
   Operating Partnership...            (287)       --              (258)(w)   (545)           (931)             305 (jj)     (1,171)

Income from continuing
   operations..............          $2,728   $14,073          $(12,948)    $3,853          $2,778           $4,277         $10,908

Basic income from
   continuing operations
   per share...............           $0.16                                                                               $0.27 (kk)

Diluted income from
   continuing operations
   per share...............           $0.16                                                                               $0.26 (kk)

Weighted average number of
   shares outstanding:
   Basic...................          16,545                                                                              28,058 (kk)

   Diluted.................          16,818                                                                              28,482 (kk)


   Pennsylvania Real Estate Investment Trust Pro Forma Condensed Consolidated
            Statement of Income For the Year Ended December 31, 2002
                                  (Unadudited)
                    (In thousands, except per share amounts)


                                                               COMPLETED
                                                            TRANSACTIONS                                                     COMPANY
                                      PREIT     COMPLETED      PRO FORMA      PREIT           CROWN           PRO FORMA    PRO FORMA
                              HISTORICAL(q)  TRANSACTIONS    ADJUSTMENTS   ADJUSTED   HISTORICAL(x)   ADJUSTMENTS(y)(z)  AS ADJUSTED

REVENUES
Real estate revenue
Base rent.................          $46,022   $61,560 (r)     $2,292 (s)   $109,874       $126,022        $14,077 (aa)     $249,973
      Expense
        reimbursements....           12,959    37,136 (r)         --         50,095         50,891          5,402 (bb)      106,388
      Percentage rent.....            1,948     1,583 (r)         --          3,531          6,650            195 (cc)       10,376
      Lease termination
        revenue...........              754     2,638 (r)         --          3,392             --             35 (y)         3,427
      Other real estate
        revenue...........            1,658     1,879 (r)         --          3,537             --            472 (dd)        4,009

      Total real estate
        revenue...........           63,341   104,796          2,292        170,429        183,563         20,181           374,173
      Management company
        revenue...........           11,003        --           (868)(t)     10,135          2,441           (250)(ee)       12,326
      Interest and other
        income............              711        --             --            711             --             --               711

      Total revenues......           75,055   104,796          1,424        181,275        186,004         19,931           387,210

Expenses
      Property operating
        expenses..........           16,265    44,666 (r)        425 (t)     61,356         66,756          6,479 (ff)      134,591
      Depreciation and
        amortization......           12,969        --         20,633 (u)     33,602         44,375          2,384 (gg)       80,361
      General and
        administrative
        expenses..........           24,747        --             --         24,747          6,822           (490)(hh)       31,079
      Interest expense....           15,378        --         27,411 (v)     42,789         55,050         (8,459)(ii)       89,380

      Total expenses......           69,359    44,666         48,469        162,494        173,003            (86)          335,411

                                      5,696    60,130        (47,045)        18,781         13,001         20,017            51,799
Equity in income of
   partnerships and joint
   ventures...............            7,449        --             --          7,449             --           (872)(y)         6,577
Gains on sales of
   interests in real
   estate.................               --        --             --             --            369             --               369

Income before minority
   interest and
   discontinued operations           13,145    60,130       (47,045)         26,230         13,370        19,145             58,745
Minority interest in
   properties.............               --        --        (1,244)(w)      (1,244)            --            --            (1,244)
Minority interest in
   Operating Partnership..           (1,307)       --        (1,891)(w)      (3,198)         (5,351)       2,492 (jj)       (6,057)

Income from continuing
   operations.............          $11,838   $60,130      $(50,180)        $21,788          $8,019      $21,637           $51,444

Basic income from
   continuing operations
   per share..............            $0.73                                                                               $1.37 (kk)

Diluted income from
   continuing operations
   per share..............            $0.72                                                                               $1.35 (kk)

Weighted average number of
   shares outstanding:
      Basic...............           16,162                                                                              27,675 (kk)

      Diluted.............           16,388                                                                              28,052 (kk)


   NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.       Adjustments to the Pro Forma Condensed Consolidated Balance Sheet

         a. Reflects PREIT's historical balance sheet as of March 31, 2003.

         b. The Rouse Properties acquisition consists of the acquisition of The Gallery at Market East, Moorestown Mall, Exton Square Mall, Echelon Mall, Plymouth Meeting Mall and a 73% joint venture partnership interest in New Castle Associates. New Castle Associates, which acquired Cherry Hill Mall in a transaction that immediately preceded the Company's acquisition of the New Castle Associates partnership interest. Such interest is consolidated for accounting purposes. These acquisitions are collectively referred to as the "Completed Transactions." The Gallery at Market East, Moorestown Mall, Exton Square Mall and the interest in New Castle Associates were acquired on April 28, 2003. Echelon Mall and Plymouth Meeting Mall were acquired on June 5, 2003.

                  The adjustments reflect the allocation of our purchase price in each Completed Transaction to the assets acquired and liabilities assumed based on their respective estimated fair values.

         c. Amounts allocated to land, building and intangible assets are based on management's preliminary estimates of the relative fair value of the acquired properties based on management's pre-acquisition due diligence performed in connection with the purchase of the respective properties. The purchase price allocation for Cherry Hill Mall is equal to 73% of the fair value of the property acquired (reflecting the Company's 73% acquired ownership interest) plus the remaining 27% carryover basis, which is based on the historical basis of New Castle Associates.

                  The value of intangible assets acquired is measured based on the difference between (i) acquired prices of the properties and (ii) the properties valued as if vacant. Factors considered by management in their analysis of the "as-if vacant" value include lost rentals at market rates during an expected lease-up period, which primarily ranges from two to six months, and costs to execute similar leases including leasing commissions, legal and other related expenses.

                  The total amount of other intangible assets acquired is allocated to in-place lease values and above-market and below-market lease values. No value has been allocated to customer relationship intangibles as the Company has pre-existing business relationships with substantially all of the major retailers in the properties acquired and the properties acquired provide no incremental value over such existing relationships.

                  The value of in-place leases is amortized to expense over the remaining portion of the current term of the respective leases, primarily ranging from two to ten years. Should a tenant terminate its lease, the unamortized portion of the in-place lease value would be charged to expense.

                  Above-market and below-market in-place lease values for acquired properties are recorded based on the present value (using an interest rate that reflects the risks associated with the property acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management's estimates of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease values are amortized as a reduction of rental income over the remaining non-cancelable terms of the respective leases. The capitalized below-market lease values (presented in the accompanying balance sheet as acquired below market leases) are amortized as an increase to rental income over the initial term and any fixed-rate renewal periods of the respective leases.



($000'S)

Land..............................................................................        $92,908
Building..........................................................................        419,360

Total investment in real estate...................................................        512,268

Intangible assets
In-place lease intangibles (see note d)...........................................         32,387
Above-market lease intangibles (see note d).......................................          5,775
Below-market lease intangibles (see note d).......................................        (4,368)

Net intangible assets.............................................................         33,794

   Total purchase price...........................................................       $546,062


                  In-place lease intangibles and above-market lease intangibles are reflected in deferred costs, prepaid real estate taxes and expenses, net on the accompanying pro forma condensed consolidated balance sheet. Below-market lease intangibles are reflected in accrued expenses and other liabilities in the accompanying pro forma condensed consolidated balance sheet. See note d for a reconciliation of the pro forma adjustments related to these balance sheet line items.

         d. Reflects the financing transactions to fund the purchase price and other assets and liabilities acquired or assumed in connection with the Completed Transactions. Financing activity includes (i) the debt premium recorded in connection with two of the mortgages assumed at settlement of the Completed Transactions and (ii) deferred financing costs incurred in connection with long-term borrowings. The debt premium was calculated based on management's estimates of market interest rates and recently completed mortgage transactions. Also reflects balance sheet impact of other assets purchased and other liabilities assumed at settlement of the Completed Transactions, including the minority interest in New Castle Associates for the 27% of partnership interests not acquired.



(000'S)

Mortgages assumed..............................................................        $(368,838)
Debt premium...................................................................          (10,575)
                                                                                       $(379,413)

Line of credit borrowings......................................................        $(140,547)

Cash paid......................................................................          $(1,259)

Accounts receivable............................................................              $975

In-place lease intangibles (see note c)........................................           $32,387
Acquired above-market lease intangibles (see note c)...........................             5,775
Escrows and other credits received at settlement...............................             3,975

Deferred costs, prepaid real estate taxes and expenses, net....................           $42,137

Tenants' deposits and deferred rents...........................................            $3,284

Accrued expenses assumed at settlement.........................................            $4,018
Acquired below-market lease intangibles (see note c)...........................             4,368

Accrued expenses and other liabilities.........................................            $8,386


Minority interest in New Castle Associates.....................................            $5,347






         e. Reflects the issuance of 585,422 PREIT Operating Partnership units in connection with the acquisition of the interest in New Castle Associates on April 28, 2003 at a price of $29.285 per unit. The Company expects to issue an additional 609,317 units in 2004 to purchase the remaining 27% minority interest in the partnership.


                                                                                        ISSUED AT
(DOLLAR AMOUNTS IN 000'S, EXCEPT UNITS AND ISSUE PRICE)                                SETTLEMENT

Number of units issued.........................................................           585,422
Issue price....................................................................           $29.285

                                                                                          $17,144


         f. Reflects the sale of 15 wholly-owned multifamily properties and the interests in two joint ventures owning multifamily properties. Such sales of properties and joint venture interests took place after March 31, 2003.


(000'S)
Selling price..................................................................          $411,010
Liabilities related to assets held for sale....................................         (190,679)
Closing costs..................................................................          (14,492)

Cash proceeds..................................................................           205,839

Assets held for sale...........................................................         (205,021)
Retirement of goodwill.........................................................           (7,638)
Note receivable from buyer.....................................................             1,350
Investments in joint ventures (deficit balance)................................             2,712
Liabilities related to assets held for sale....................................           190,679

Net assets.....................................................................          (17,918)

Gain on sale of investments in real estate.....................................           187,921

Portion of gain deferred until repayment of note receivable....................             4,525

Gain received at settlement....................................................          $183,396


                  Subsequent to settlement, the Company used the cash proceeds from these property sales to reduce amounts outstanding under the bank loans payable.

                  The $4.5 million gain on the sale of Countrywood Apartments, a joint venture multifamily property that was sold in the second quarter of 2003, was deferred, and is expected to be recognized after the repayment of a $1.4 million note receivable that is due in December 2003.

         g. Reflects Crown's historical balance sheet as of March 31, 2003. Certain amounts were reclassified to conform to PREIT's balance sheet presentation.

         h. Reflects the adjustments to step-up Crown's assets and liabilities to estimated fair value. The purchase price, purchase-price allocation and financing of the transaction are summarized as follows:


(000'S)
Preferred stock...................................................................       $123,750  See note p

Shares of beneficial interest.....................................................        322,358  See note p

Operating Partnership units.......................................................         57,246  See note p

Options to purchase shares of beneficial interest.................................          2,703  See note p

Impact of minority interest carryover basis.......................................         (4,532) See note p

Total purchase consideration......................................................       $501,525


                  The Company has allocated the purchase price to the estimated fair value of the net assets acquired and liabilities assumed as follows:



Investments in real estate........................................................     $ 511,418  See note j

Above-market lease intangibles....................................................         8,005  See note m

In-place lease intangibles........................................................        53,723  See note m

Deferred financing costs..........................................................         5,141  See note m

Total assets......................................................................       578,287

Debt premium......................................................................       (61,722) See note n

Palmer Park mortgage..............................................................        (9,263) See note i

Other accrued liabilities for transaction costs...................................       (27,128) See note o

Below-market lease intangibles....................................................        (7,280) See note o

Other working capital, net........................................................       (18,626)

Total liabilities assumed.........................................................      (124,019)

Net fair value adjustments........................................................        454,268

Crown's net book value of assets acquired.........................................         47,257

Total net assets acquired.........................................................       $501,525





                  Crown expects to incur non-capitalizable expenses totaling approximately $7.8 million in connection with the merger. These costs are reflected as an increase to accrued expenses and other liabilities (see note o) and a decrease to retained earnings/ (distributions in excess of net income) (see note p).

                  PREIT will acquire an 89% interest in Crown's properties that are located in Pennsylvania. The remaining 11% is expected to be purchased by PREIT three years and one day after the merger date. The minority interest value assigned to the 11% minority interest reflects 11% of the historical carrying value in the Pennsylvania properties of $39.2 million. This amount is reflected as an increase in minority interest in properties and a decrease in capital contributed in excess of par. If PREIT acquires the remaining 11% of the Pennsylvania properties, the remaining 11% property basis will be stepped-up to fair value, for an expected increase to investments in real estate of approximately $4.5 million.

         i. Reflects pro forma adjustments to consolidate PREIT's 50% interest in Palmer Park Mall ("Palmer Park"). PREIT accounts for Palmer Park under the equity method of accounting. Crown owns the remaining 50% interest in Palmer Park. After the merger with Crown, PREIT will own a 100% interest in Palmer Park, and it will be consolidated for financial reporting purposes. PREIT will retain its historical carryover basis in 50% of the consolidated assets and liabilities of Palmer Park. The 50% portion of Palmer Park that PREIT will acquire in connection with the merger with Crown will be stepped-up to fair value, as described in note h. The effect of consolidating PREIT's historical share of its investment in Palmer Park, including its portion of assets and liabilities of the venture as of March 31, 2003 are as follows:

Investment in real estate, at cost.................................................       $14,118

Accumulated depreciation...........................................................       (5,270)

Investment in real estate, net.....................................................        8,848  See note j

Cash and cash equivalents..........................................................          340

Rents and sundry receivables.......................................................           40  See note l

Deferred costs, prepaid real estate taxes and expenses, net........................          456  See note m

Total assets.......................................................................       $9,684

Mortgage note payable(1)...........................................................      $(9,263)

Tenants' deposits and deferred rents...............................................         (155)

Accrued expenses and other liabilities.............................................          (87) See note o

Total liabilities..................................................................      $(9,505)

Net equity investment in Palmer Park...............................................        $(179) See note k


         (1) The total mortgage for Palmer Park Mall is $18.5 million. The 50% portion of the mortgage balance shown in this note reflects the consolidation of PREIT's equity interest in Palmer Park. The other 50% portion of the mortgage balance reflected in note h reflects the additional mortgage that PREIT will assume as a result of the Crown merger. The total mortgage balance of $18.5 million is included in the net pro forma mortgage payable adjustment (see note n).

         j. Reflects pro forma adjustments to investments in real estate and accumulated depreciation. Amounts allocated to land and building are based on management's estimates of the estimated relative fair value of the acquired properties based on management's pre-acquisition due diligence performed in connection with the purchase of the respective properties. Intangible asset allocations are reflected in note h.

(000'S)

Investments in real estate
Step-up of historical Crown cost to fair value (see note h).......................       $511,418
Consolidation of PREIT's investment in Palmer Park real estate, net (see note i)..          8,848

                                                                                         $520,266

                  The cost and accumulated depreciation of PREIT's and Crown's investments in real estate, on historical and pro forma bases are as follows:


                                                   INVESTMENTS
                                                IN REAL ESTATE,       ACCUMULATED        NET BOOK
                                                        AT COST      DEPRECIATION           VALUE

PREIT historical......................                 $960,432         $(44,036)        $916,396
Palmer Park Mall......................                   14,118           (5,270)           8,848
Crown historical......................                1,272,309         (487,868)         784,441
Allocation of fair value..............                   23,550           487,868         511,418

Total.................................               $2,270,409         $(49,306)      $2,221,103


                  The acquired Crown real estate assets and the allocation of fair value are allocated to land and building as follows:

Land...........................................................................          $259,172
Building.......................................................................         1,036,687

                                                                                       $1,295,859





         k. Reflects pro forma adjustments to investments in partnerships and joint ventures to consolidate Palmer Park Mall.



(000'S)

Elimination of Crown's equity investment in Palmer Park (see note h)..............       $(2,958)
Elimination of PREIT's equity investment in Palmer Park (see note i)..............          (179)

                                                                                         $(3,137)


         l. Reflects pro forma adjustments to rents and sundry receivables.



(000'S)

Adjustment to adjust Crown's historical accounts receivable to fair value by
   eliminating straight-line rent.................................................       $(8,673)
Consolidation of Palmer Park accounts receivable (see note i).....................             40

                                                                                         $(8,633)





         m. Reflects pro forma adjustments to deferred costs, prepaid real estate taxes and expenses, net. Costs of $5.1 million are expected to be incurred in connection with financing activities related to the Crown merger.


(000'S)

Adjustment to record Crown's in-place lease value (see note h).....................       $53,723
Adjustment to record Crown's above-market leases (see note h)......................         8,005
Adjustment to record financing costs (see note h)..................................         5,141
Adjustment to adjust Crown's historical deferred costs and prepaid expenses to fair
   value by eliminating deferred financing costs...................................       (7,618)
Adjustment to record Palmer Park historical deferred costs and prepaid expenses (see
   note i).........................................................................           456

                                                                                          $59,707





         n. Reflects the pro forma adjustments to mortgage notes payable and bank loans payable. PREIT anticipates new long-term borrowings of $169.8 million consisting of mortgage borrowings of $97.3 million at an interest rate of 6.25% and additional line of credit borrowings of $72.5 million at a rate of 3.30% that will pay off existing Crown debt.

                  The fixed interest rates on the mortgage notes payable that PREIT will assume upon the completion of the merger with Crown are above market rates. PREIT will record a debt premium adjustment of $61.7 million to account for the difference between the fixed interest rates and the market interest rates for those borrowings. The debt premium was calculated based on management's estimates of market interest rates on similar completed mortgage transactions. PREIT determined that the market interest rates for these four borrowings were between 4.99% and 5.75%, compared with existing fixed interest rates between 6.15% and 7.61%.



(000'S)
Mortgage notes payable
Adjustment to record Palmer Park mortgage note (see note i)....................           $18,526
Repayment of existing Crown mortgage notes.....................................         (169,847)
New mortgage note borrowings resulting from Crown merger.......................            97,319
Adjustment to record debt premium (see note h).................................            61,722

                                                                                           $7,720



Bank loans payable
Additional bank loan borrowings resulting from Crown merger....................           $72,528


         o. Reflects pro forma adjustments to accrued expenses and other liabilities.



(000'S)

Adjustment to record Crown's below-market leases (see note h)......................        $7,280
Adjustment to eliminate certain of Crown's historical accrued expenses not acquired       (1,148)
Liabilities and restructuring accruals (see note h)................................        27,128
Adjustment to accrue Crown merger costs (see note h)...............................         7,782
Adjustment to record Palmer Park historical deferred costs and prepaid expenses (see
   note i).........................................................................            87

                                                                                          $41,129





                  The liabilities and restructuring accruals aggregate $27.1 million and are comprised of $10.9 million related to payments to employees for severance and relocation costs, $10.3 million of professional fees, $5.1 million of deferred financing costs and $0.8 million of prepayment and lender fees. The Company has also estimated that it will have to make cash expenditures of an additional $21.1 million for costs associated with the Crown merger that are expected to be non-recurring. Adjustments for such costs have not been included in the pro forma balance sheet or statements of income.

         p. In connection with this offering, we will issue 0.3589 PREIT shares of beneficial interest for each outstanding common share of Crown. This will result in the issuance of 11,512,780 PREIT shares at an aggregate par value of approximately $11.5 million and additional paid-in capital of approximately $310.8 million based on a share price of $28.00 at May 13, 2003.

                  Also in connection with this offering, we will issue 0.2053 Operating Partnership ("OP") units in PREIT Associates for each outstanding operating partnership unit of Crown American Associates. This will result in the issuance of 2,044,511 OP Units at a value of approximately $57.2 million based on a share price of $28.00 at May 13, 2003.

                  Also in connection with this offering, we will issue new preferred shares to the current holders of Crown's non-convertible senior preferred shares. A total of 2,475,000 preferred shares will be issued at a par value of $0.01 per share and a liquidation value of $50.00 per share, or approximately $123.8 million.

                  Also in connection with this offering, we will issue options to purchase 522,797 PREIT shares of beneficial interest in exchange for vested Crown options outstanding. The options have a value of $5.17 per PREIT option at May 13, 2003 based on a Black-Scholes option valuation model, for an approximate total value of $2,703,000.

                           The following table summarizes the pro forma impact
                  of the equity transactions noted above, as well as the elimination of Crown's historical minority interest and shareholders' equity accounts.


                                                                                                               RETAINED
                                                 MINORITY                                                      EARNINGS/
                                  MINORITY    INTEREST IN                 SHARES OF           CAPITAL  (DISTRIBUTIONS IN
                               INTEREST IN      OPERATING    PREFERRED   BENEFICIAL    CONTRIBUTED IN      EXCESS OF NET
(000'S)                         PROPERTIES    PARTNERSHIP       SHARES     INTEREST     EXCESS OF PAR             INCOME)      TOTAL
-------                         ----------    -----------       ------     --------     -------------             -------      -----
Issuance of shares of
   beneficial interest.......          $--            $--          $--     $11,513          $310,845                 $--    $322,358
Issuance of OP Units.........           --         57,246           --           --                --                 --      57,246
Issuance of preferred shares.           --             --           25           --           123,725                 --     123,750
Issuance of options to
   purchase shares of
   beneficial interest.......           --             --           --           --             2,703                 --       2,703
Adjustment to record
   minority interest on
   Pennsylvania properties
   (see note h)..............       39,234             --           --           --          (39,234)                 --          --
Impact of minority interest
   carryover basis...........           --             --           --           --           (4,532)                 --     (4,532)
Adjustment to record Crown
   merger costs..............           --             --           --           --                --            (7,782)     (7,782)
Elimination of Crown's
   historical minority
   interest and
   shareholders' equity
   accounts..................           --            525         (25)        (320)         (349,998)            303,086    (46,732)

                                   $39,234        $57,771           $--     $11,193           $43,509           $295,304    $447,011



2. Adjustments to the Pro Forma Condensed Consolidated Statements of Income--Three Month Period Ended March 31, 2003 and Year Ended December 31, 2002

         q. Reflects PREIT's historical results of operations for the three months ended March 31, 2003 (unaudited) and the year ended December 31, 2002.

         r. Reflects the historical results of operations for properties acquired by PREIT in Completed Transactions for the three months ended March 31, 2003 (unaudited) and the year ended December 31, 2002.

         s. Reflects the additional revenue associated with straight-line rent adjustments and amortization of leases to market as a result of Completed Transactions.


                                                               YEAR ENDED     THREE MONTHS ENDED
(000'S)                                                  DECEMBER 31, 2002         MARCH 31, 2003
-------                                                  -----------------         --------------

Straight-line rent...................................               $2,751                   $491
Amortization of above/below market rents.............                (459)                  (115)

                                                                    $2,292                   $376





         t. Reflects the pro forma adjustments resulting from changes in properties managed by PREIT-RUBIN, Inc. as the result of Completed Transactions. PREIT-RUBIN, Inc. will no longer manage Christiana Mall. PREIT-RUBIN, Inc. will manage Cherry Hill Mall for a management fee equal to 5.25% of Cherry Hill Mall's revenues. The pro forma adjustment for Cherry Hill Mall reflects only the portion of the management fee that is attributable to our partner's 27% minority interest in the property as the remaining amount will be eliminated in consolidation.


                                                               YEAR ENDED     THREE MONTHS ENDED
(000'S)                                                  DECEMBER 31, 2002         MARCH 31, 2003
-------                                                  -----------------         --------------

Proforma management fees for Cherry Hill Mall........                 $425                   $115
Historical management fees for Christiana Mall.......              (1,293)                  (348)

                                                                    $(868)                 $(233)





         u. Reflects depreciation expense on properties acquired in Completed Transactions and amortization expense on intangible assets acquired in Completed Transactions, as further described in note c. Depreciation expense is calculated using a 30 year blended life for buildings and improvements. The value of in-place leases is amortized on a straight-line basis over the remaining term of the respective leases.



ASSET INFORMATION
(000'S)                                         DATE              BUILDINGS AND          IN-PLACE
PROPERTY                                      ACQUIRED             IMPROVEMENTS       LEASE VALUE

Moorestown Mall......................      April 28, 2003               $55,816            $5,156
The Gallery at Market East...........      April 28, 2003                47,724             2,382
Exton Square Mall....................      April 28, 2003               111,086             7,702
Cherry Hill Mall.....................      April 28, 2003               147,474             8,752
Echelon Mall.........................       June 5, 2003                 11,156             4,258
Plymouth Meeting Mall................       June 5, 2003                 46,104             4,137

                                                                       $419,360           $32,387





                                                 FOR THE YEAR ENDED                            FOR THE THREE MONTHS ENDED
                                                  DECEMBER 31, 2002                                  MARCH 31, 2003
                                                  -----------------                                  --------------
EXPENSE INFORMATION
(000'S)
PROPERTY                                DEPRECIATION       AMORTIZATION       TOTAL       DEPRECIATION       AMORTIZATION      TOTAL
--------                                ------------       ------------       -----       ------------       ------------      -----

Moorestown Mall................               $1,861               $879      $2,740               $465               $220       $685
The Gallery at Market East.....                1,591                654       2,245                398                163        561
Exton Square Mall..............                3,703                879       4,582                926                220      1,146
Cherry Hill Mall...............                4,916              2,445       7,361              1,229                611      1,840
Echelon Mall...................                  372              1,163       1,535                 93                291        384
Plymouth Meeting Mall..........                1,537                633       2,170                384                158        542

                                             $13,980             $6,653     $20,633             $3,495             $1,663     $5,158


         v. Reflects interest expense, including amortization of financing costs, on indebtedness used to finance the purchase of properties acquired in Completed Transactions. The balances amortize over varying periods. In May 2003, the Moorestown Mall and Dartmouth Mall mortgages were refinanced at a fixed interest rate of 4.95%. The bank loan borrowing interest rate is based on the Company's bridge loan financing, which bears an interest rate at LIBOR plus 300 basis points, or 4.30% at March 31, 2003. A variance of a 1/8 percent increase or decrease in interest rates would result in an increase or decrease in pro forma interest expense, respectively, of $176,000 and $44,000 for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively.


                                                                YEAR ENDED    THREE MONTHS ENDED
(000'S)                                                  DECEMBER 31, 2002         MARCH 31, 2003
-------                                                  -----------------         --------------

Mortgage Borrowings:
Moorestown Mall $64.3 million at 4.95%...............               $3,159                   $794
Exton Square Mall $100.5 million at 6.95%............                6,947                  1,737
Cherry Hill Mall $73.7 million at 10.6%..............                7,447                  1,862
Cherry Hill Mall $60.4 million at 5.0%...............                3,000                    750
Dartmouth Mall $70.0 million at 4.95%................                3,500                    884

      Total mortgage expense.........................               24,053                  6,027

Bank loan borrowing of $140.5 million at 4.30%.......                6,044                  1,511
Amortization of debt premium.........................              (4,236)                (1,063)
Amortization of deferred financing costs related to
   the borrowings noted above........................                1,550                    775

                                                                   $27,411                 $7,250



         w. Reflects adjustment to minority interest as a result of the preferred return due to our minority interest partners in New Castle Associates. Our minority partners receive a preferred return of $1.2 million annually and $0.3 million per quarter, which is equal to a return of 6.97% per annum on the fair market value of their minority interest, which was $17.8 million at the acquisition date.

                  Also reflects minority interest adjustment to reflect the impact of 585,422 PREIT Operating Partnership Units that were issued in connection with the Completed Transactions (see note e) and the minority interest adjustment to the PREIT Adjusted column. The additional units outstanding increased the minority interest percentage to 12.8% and 12.4% for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively.


                                                                YEAR ENDED     THREE MONTHS ENDED
                                                         DECEMBER 31, 2002         MARCH 31, 2003

Income from continuing operations before minority
   interest..........................................              $26,230                 $4,708
Less: minority interest in properties................              (1,244)                  (310)

                                                                    24,986                  4,398
Pro forma minority interest percentage for PREIT
   Adjusted column...................................                12.8%                  12.4%

Minority interest in Operating Partnership...........                3,198                    545
Less: PREIT historical minority interest.............              (1,307)                  (287)

                                                                    $1,891                   $258





         x. Reflects Crown historical results of operations for the three months ended March 31, 2003 (unaudited) and the year ended December 31, 2002. Certain amounts were combined to conform to PREIT's income statement presentation. The amounts that are presented for minority interest in Operating Partnership of approximately $5.4 million and $0.9 million for the year ended December 31, 2002 and the three months ended March 31, 2003 represent the portion of minority interest that relates only to Crown's continuing operations based on the historical weighted average minority ownership percentages for the time periods presented.

         y. Reflects the adjustments to eliminate the equity in income of Palmer Park recorded by PREIT and Crown and to consolidate the operations of Palmer Park for the year ended December 31, 2002 and the three months ended March 31, 2003.


                                                                YEAR ENDED    THREE MONTHS ENDED
(000'S)                                                  DECEMBER 31, 2002         MARCH 31, 2003
-------                                                  -----------------         --------------

Base rent............................................               $3,553      $879  See note aa
Expense reimbursements...............................                1,419       405  See note bb
Percentage rent......................................                  164         8  See note cc
Lease termination revenue............................                   35                     --
Other real estate revenues...........................                  255        45  See note dd

Total real estate revenues...........................                5,426                  1,337

Property operating expenses..........................                2,146       529  See note ff
Depreciation and amortization........................                1,093       277  See note gg
Interest expense.....................................                1,315       325  See note ii

Total expenses.......................................                4,554                  1,131

Equity in income of Palmer Park......................                 $872                   $206





         z. Reflects the pro forma adjustments for two properties, Valley View and Wiregrass Commons, acquired by Crown in the third and fourth quarters of 2002, respectively, to reflect the acquisitions as if they occurred on January 1, 2002. No adjustments are needed for the three months ended March 31, 2003 because they are included in Crown's historical March 31, 2003 results.


                                                                                       YEAR ENDED
(000'S)                                                                         DECEMBER 31, 2002
                                                                                -----------------
Base rent...................................................................  $7,949  See note aa
Expense reimbursements......................................................   3,983  See note bb
Percentage rent.............................................................      31  See note cc
Other real estate revenues..................................................     217  See note dd

Total real estate revenues..................................................               12,180

Property operating expenses.................................................   4,583  See note ff
Interest expense............................................................   3,272  See note ii

Total pro forma expenses....................................................                7,855

                                                                                           $4,325





         aa. Reflects the pro forma adjustments to base rents for properties acquired by us in connection with the Crown merger.


                                                                YEAR ENDED    THREE MONTHS ENDED
(000'S)                                                  DECEMBER 31, 2002         MARCH 31, 2003
-------                                                  -----------------         --------------

Straight-line rent adjustment........................               $2,221                   $693
Amortization of above-market and below-market leases.                  354                     89
Consolidation of Palmer Park base rents (see note y).                3,553                    879
Pro forma adjustments for Valley View and Wiregrass
   Commons (see note z)..............................                7,949                     --

                                                                   $14,077                 $1,661


         bb. Reflects the pro forma adjustments to expense reimbursements for properties acquired by us in connection with the Crown merger.


                                                                YEAR ENDED    THREE MONTHS ENDED
(000'S)                                                  DECEMBER 31, 2002         MARCH 31, 2003
-------                                                  -----------------         --------------
Consolidation of Palmer Park expense reimbursements
   (see note y)......................................               $1,419                   $405
Proforma adjustments for Valley View and Wiregrass
   Commons (see note z)..............................                3,983                     --

                                                                    $5,402                   $405





         cc. Reflects the pro forma adjustments to percentage rent for properties acquired by us in connection with the Crown merger.


                                                                YEAR ENDED    THREE MONTHS ENDED
(000'S)                                                  DECEMBER 31, 2002         MARCH 31, 2003
-------                                                  -----------------         --------------
Consolidation of Palmer Park percentage rent
   (see note y)................................................       $164                     $8
Pro forma adjustments for Valley View and Wiregrass
   Commons (see note z)..............................                   31                     --

                                                                      $195                     $8





         dd. Reflects the pro forma adjustments to other real estate revenue for properties acquired by us in connection with the Crown merger.


                                                                YEAR ENDED    THREE MONTHS ENDED
(000'S)                                                  DECEMBER 31, 2002         MARCH 31, 2003
-------                                                  -----------------         --------------
Consolidation of Palmer Park other real estate revenue
   (see note y)......................................                 $255                    $45
Pro forma adjustments for Valley View and Wiregrass
   Commons (see note z)..............................                  217                     --

                                                                      $472                    $45





         ee. Reflects decrease in management fee income that will result because PREIT-RUBIN, Inc. will no longer charge management fees to Palmer Park Mall after the completion of the merger with Crown. Palmer Park Mall is currently owned 50% by PREIT and 50% by Crown, and was not previously consolidated for financial reporting purposes. Management fees for Palmer Park were $67,000 for the three months ended March 31, 2003 and $250,000 for the year ended December 31, 2002.

         ff. Reflects adjustments to property operating expenses as a result of the merger with Crown.


                                                                YEAR ENDED    THREE MONTHS ENDED
(000'S)                                                  DECEMBER 31, 2002         MARCH 31, 2003
-------                                                  -----------------         --------------
Consolidation of Palmer Park property operating
   expenses (see note y).............................               $2,146                   $529
Elimination of Palmer Park management fee (see note ee)              (250)                   (67)
Pro forma adjustments for Valley View and Wiregrass
   Commons (see note z)..............................                4,583                     --

                                                                    $6,479                   $462


         gg. Reflects adjustments to depreciation expense and amortization expense on intangible assets in connection with the Crown merger. Depreciation expense is calculated using a 30-year blended life for buildings and improvements. The value of in-place leases is amortized on a straight-line basis over the remaining term of the respective leases.


                                                                YEAR ENDED    THREE MONTHS ENDED
(000'S)                                                  DECEMBER 31, 2002         MARCH 31, 2003
-------                                                  -----------------         --------------

Depreciation expense
Depreciation on Crown investments in real estate at
   stepped-up basis..................................              $34,556                 $8,639
Consolidation of Palmer Park depreciation expense (see
   note y)...........................................                1,093                    277
Elimination of Crown historical depreciation expense.             (44,375)               (11,671)

                                                                   (8,726)                (2,755)

Amortization expense
Amortization of in-place lease value.................               11,110                  2,778

                                                                    $2,384                    $23





         hh. Reflects an adjustment to decrease general and administrative expenses on a pro forma basis as a result of the merger transaction with Crown. PREIT anticipates that general and administrative expenses will decrease by $490,000 annually and by $123,000 for three months, as a result of reduction in compensation expense. Also, PREIT's management has estimated there will be further reductions of general and administrative expenses as a result of the merger of approximately $6.5 million annually on a pro forma basis. The additional general and administrative expense savings have not been included in the unaudited pro forma condensed consolidated statements of income. There can be no assurance that PREIT will be successful in realizing these anticipated cost savings.

         ii. Reflects the adjustments to interest expense resulting from the Crown merger. A variance of a 1/8 percent increase or decrease in interest rates would result in an increase or decrease in proforma interest expense, respectively, of $216,000 and $54,000 for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively.


                                                                YEAR ENDED    THREE MONTHS ENDED
(000'S)                                                  DECEMBER 31, 2002         MARCH 31, 2003
-------                                                  -----------------         --------------
Crown historical expenses that will not be incurred
   post-merger
   Line of credit borrowings.........................             $(6,360)               $(1,284)
   Schuylkill Mall mortgage interest expense.........              (2,662)                  (499)
   Amortization of deferred financing fees...........              (1,756)                  (463)
Pro forma borrowings
   Mortgage borrowings...............................                5,000                  1,250
   Line of credit borrowings.........................                2,393                    598
   Amortization of debt premium......................             (10,689)                (2,672)
   Amortization of deferred financing fees...........                1,028                    257
Consolidation of Palmer Park interest expense (see
   note y)...........................................                1,315                    325
Pro forma adjustments for Valley View and Wiregrass
   Commons (see note z)..............................                3,272                     --

                                                                  $(8,459)               $(2,488)


         jj. Reflects adjustment to minority interest as a result of the issuance of additional units of our operating partnership and the change in net income in connection with Completed Transactions and the merger with Crown. As a result of the additional operating partnership units issued, minority interest in the operating partnership increased from 9.6% to 13.5% for the three months ended March 31, 2003 and from 10.0% to 13.8% for the year ended December 31, 2002. Also reflects elimination of Crown's historical minority interest account.



                                                                YEAR ENDED    THREE MONTHS ENDED
(DOLLAR AMOUNTS IN 000'S)                                DECEMBER 31, 2002         MARCH 31, 2003
-------------------------                                -----------------         --------------

Pro forma income from continuing operations before
   minority interest.................................              $58,745                $12,389
Dividends on preferred shares........................             (13,613)                (3,403)
Minority interest in New Castle Associates...........              (1,244)                  (310)

                                                                    43,888                  8,676
Minority interest percentage.........................                13.8%                  13.5%

Minority interest in Operating Partnership...........              (6,057)                (1,171)
PREIT historical minority interest...................                3,198                    545
Crown historical minority interest...................                5,351                    931

                                                                    $2,492                   $305





         kk. Reflects adjustment to weighted average shares outstanding (basic and diluted) and income from continuing operations per share (basic and diluted).


                                                                YEAR ENDED    THREE MONTHS ENDED
(000'S)                                                  DECEMBER 31, 2002         MARCH 31, 2003
-------                                                  -----------------         --------------

Pro forma income from continuing operations before
   minority interest.................................              $58,745                $12,389
Minority interest in New Castle Associates...........               (1,244)                  (310)
Minority interest in Pennsylvania properties.........                   --                     --
Minority interest in Operating Partnership...........               (6,057)                (1,171)

Pro forma income from continuing operations..........              $51,444                $10,908
Dividends on preferred shares........................              (13,613)                (3,403)
Pro forma income from continuing operations available
   to common shares..................................              $37,831                 $7,505



Weighted average shares outstanding
Historical weighted average shares outstanding--basic.              16,162                 16,545
Impact of common share offering (see note p).........               11,513                 11,513

Pro forma weighted average shares outstanding--basic..              27,675                 28,058



Historical weighted average shares outstanding--diluted             16,388                 16,818
Impact of common share offering (see note p).........               11,513                 11,513
Impact of newly issued options to purchase shares of
   beneficial interest...............................                  151                    151

Pro forma weighted average shares outstanding--diluted              28,052                 28,482



Income from continuing operations per share
Historical income from continuing operations per
   share--basic.......................................               $0.73                  $0.16
Impact of pro forma adjustments......................                 0.64                   0.11

Pro forma income from continuing operations per
   share--basic.......................................               $1.37                  $0.27



Historical income from continuing operations per
   share--diluted.....................................               $0.72                  $0.16
Impact of pro forma adjustments......................                 0.63                   0.10

Pro forma income from continuing operations per
   share--diluted.....................................               $1.35                  $0.26

